SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

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( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      WestMed Venture Partners, L.P.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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
                         WESTMED VENTURE PARTNERS, L.P.


                                                                 August 29, 1997


Dear Limited Partner:

     We are pleased to send you the accompanying proxy statement relating to a Special Meeting of Limited Partners (the "Meeting") of WestMed Venture Partners, L.P. (the "Partnership") to be held on September 30, 1997. As you may know, CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), Oppenheimer Group, Inc. and Oppenheimer Equities, Inc. have entered into an agreement for CIBC Wood Gundy to acquire (the "Acquisition") all of the stock of Oppenheimer Holdings, Inc., whose wholly-owned subsidiary, Medical Venture Holdings, Inc., is the general partner of WestMed Venture Management, L.P. (the "Managing General Partner"), the managing general partner of the Partnership. Upon consummation of the Acquisition, the existing (i) management agreement between the Partnership and the Managing General Partner and (ii) sub-management agreement between the Managing General Partner and Alsacia Venture Management Inc. each will terminate automatically as required by law. The Meeting is being held to permit Limited Partners to consider proposals requesting the approval of new management and sub-management agreements, each of which, if approved, will become effective upon consummation of the Acquisition. The terms and conditions of the new management and sub-management agreements are substantially identical to those contained in the existing agreements.

     It is important to keep in mind that CIBC Wood Gundy is acquiring, among other things, an interest in the general partner of the Managing General Partner, not the Partnership. Your interest in the Partnership and the management fees charged to the Partnership will not change as a result of the Acquisition. Moreover, CIBC Wood Gundy has advised the General Partners that it expects the current senior management team of the Managing General Partner will remain in place following the Acquisition.

     The General Partners have unanimously approved the proposals as being in the best interest of the Partnership and the Limited Partners. The General Partners believe that the new management and sub-management agreements will provide continuity in management with no adverse impact on the Partnership.

     Whether or not you intend to attend the Meeting, you may vote by proxy by signing and returning your proxy card in the enclosed postage-paid envelope. We thought it would be helpful to provide the questions and answers regarding the Acquisition and the related proposals on the reverse side of this page. They are designed to answer questions you may have and help you cast your votes, and are being provided as a supplement to, not a substitute for, the proxy statement, which we urge you to carefully review. As always, we thank you for your confidence and support.


     Please feel free to call the proxy solicitor, D.F. King & Co., Inc., at 1-800-949-2583 to answer any questions you may have regarding the voting of your interest in the Partnership.


                                         Very truly yours,

                                         The General Partners of WestMed Venture
                                         Partners, L.P.

                              QUESTIONS & ANSWERS

            Q. WHO IS BEING ACQUIRED IN THE ACQUISITION?

            A. CIBC Wood Gundy has agreed to acquire all of the
               stock of Oppenheimer Holdings, Inc., whose wholly-owned subsidiary is the general partner of the Managing General Partner. The Partnership is not being acquired.

            Q. WHY AM I BEING ASKED TO VOTE ON THESE PROPOSALS?


            A. Pursuant to the Investment Company Act of 1940, as
               amended, consummation of the Acquisition will cause the automatic termination of each of the existing management and sub-management agreements. Therefore, in order to ensure continuity of management, Limited Partners are being asked to approve substantially identical new management and sub-management agreements.



            Q. HOW WILL THE ACQUISITION AFFECT ME AS A LIMITED
            PARTNER?


            A. Your interest in the Partnership and the management
               fees charged to the Partnership will not change as a result of the Acquisition. Moreover, CIBC Wood Gundy has advised the General Partners that it expects the current senior management team of the Managing General Partner will remain in place following the Acquisition. Consequently, the General Partners believe that the Acquisition will not adversely affect the operations of the Partnership.

            Q. HOW DO THE GENERAL PARTNERS RECOMMEND THAT I VOTE?

            A. After careful consideration, the General Partners
               recommend that Limited Partners vote "FOR" each of the proposals on the enclosed proxy card.

            Q. WHOM DO I CALL IF I HAVE QUESTIONS?


            A. If you have any questions, please feel free to call
               the proxy solicitor, D.F. King & Co., Inc., at
               1-800-949-2583 to answer any questions you may have regarding the voting of your interest in the Partnership.


                                  PLEASE VOTE.
                             YOUR VOTE IS IMPORTANT
                          NO MATTER HOW MANY UNITS OF
                     LIMITED PARTNERSHIP INTEREST YOU OWN.

                         WESTMED VENTURE PARTNERS, L.P.

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                               SEPTEMBER 30, 1997

TO THE LIMITED PARTNERS OF
  WESTMED VENTURE PARTNERS, L.P.:

     Notice is hereby given that a Special Meeting of Limited Partners (the "Meeting") of WestMed Venture Partners, L.P. (the "Partnership") will be held at the offices of Oppenheimer & Co., Inc., on the 40th floor of Oppenheimer Tower, World Financial Center, New York, New York on Tuesday, September 30, 1997 at 1:00 P.M. for the following purposes:

     1. To approve or disapprove a new management agreement between WestMed Venture Management, L.P. (the "Managing General Partner") and the Partnership to replace the existing management agreement between the Partnership and the Managing General Partner;

     2. To approve or disapprove a new sub-management agreement between the Managing General Partner and Alsacia Venture Management Inc. ("Alsacia") to replace the existing sub-management agreement between the Managing General Partner and Alsacia; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     THE ATTACHED PROXY STATEMENT DESCRIBES EACH OF THE ABOVE PROPOSALS IN DETAIL. THE GENERAL PARTNERS UNANIMOUSLY RECOMMEND THAT LIMITED PARTNERS VOTE FOR THE FOREGOING PROPOSALS.


     The General Partners of the Partnership have fixed the close of business on Thursday, August 21, 1997 as the record date for the determination of Limited Partners entitled to notice of and to vote at the Meeting or any adjournment thereof.

     A complete list of the Limited Partners entitled to vote at the Meeting will be available and open to the examination of any Limited Partner for any purpose germane to the Meeting during ordinary business hours from and after September 9, 1997, at the office of the Partnership located on the 39th floor of Oppenheimer Tower, World Financial Center, New York, New York.


     You are cordially invited to attend the Meeting. Limited Partners are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. Voting by mail will not prevent you from attending the Meeting and voting in person if it is your intention to do so. The enclosed proxy is being solicited by the General Partners on behalf of the Partnership.


                                         By Order of the General Partners

                                         THOMAS E. WHITE
                                         A GENERAL PARTNER


New York, New York
Dated: August 29, 1997


                                   IMPORTANT


THE GENERAL PARTNERS URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.

                                PROXY STATEMENT

                         WESTMED VENTURE PARTNERS, L.P.
                               OPPENHEIMER TOWER
                             WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10281

                      SPECIAL MEETING OF LIMITED PARTNERS
                               SEPTEMBER 30, 1997


     This Proxy Statement is furnished to the limited partners ("Limited Partners") of WestMed Venture Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the solicitation of proxies by the general partners (the "General Partners") of the Partnership to be voted at the Special Meeting of Limited Partners (the "Meeting"), to be held at the office of Oppenheimer & Co., Inc. ("Opco") on the 40th floor of the Oppenheimer Tower, World Financial Center, New York, New York on September 30, 1997 at 1:00 P.M., and at any adjournments thereof. The approximate mailing date of this Proxy Statement is August 29, 1997.


     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR the approval of the (i) new management agreement (the "New Management Agreement") between WestMed Venture Management, L.P., a Delaware limited partnership (the "Managing General Partner"), and the Partnership and
(ii) new sub-management agreement (the "New Sub-Management Agreement") between the Managing General Partner and Alsacia Venture Management Inc., a Delaware corporation ("Alsacia"). Any proxy may be revoked at any time prior to the exercise thereof by giving written notice revoking the proxy to the Partnership at its principal office, by executing a later dated proxy or by attending and voting at the Meeting.


     The General Partners have fixed the close of business on August 21, 1997 as the record date for the determination of Limited Partners entitled to notice of and to vote at the Meeting and at any adjournment thereof. Limited Partners on the record date will be entitled to one vote for each interest held in the Partnership represented by a $500 capital contribution to the Partnership (a "Unit"). At August 29, 1997, the Partnership had outstanding 66,929 Units. To the knowledge of management of the Partnership, no person owned beneficially more than five percent (5%) of the outstanding Units at such date.


     The General Partners know of no business other than that mentioned in Proposals 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. In the event that the applicable quorum (the presence in person or by proxy of the holders of a majority of the Units outstanding and entitled to vote) for the Meeting or to act on any matter has not been obtained, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Units present in person or by proxy at the Meeting (or any adjournment thereof). The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1 and will vote against any such adjournment those proxies required to be voted against Proposal 1.

     Proposals 1 and 2 relating to the approval of the New Management Agreement and New Sub-Management Agreement, respectively, each requires the affirmative vote of the holders of sixty-seven percent (67%) or more of the outstanding Units present at the Meeting if the holders of more than fifty percent (50%) of such Units are present in person or by proxy; or more than fifty percent (50%) of the outstanding Units, whichever is less (a "1940 Act Majority"), in order to become effective. Abstentions and "broker non-votes" (as defined) will be counted as present for the purpose of determining a quorum and will have the same effect as a vote against a proposal. "Broker non-votes" are Units held in the name of a broker or nominee for which an executed proxy is received by the Partnership, but are not voted on the proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

     THE PARTNERSHIP WILL PROMPTLY FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO ANY LIMITED PARTNER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO PALMERI FUND ADMINISTRATORS, INC. AT 1-800-821-0905.

                                  INTRODUCTION

BACKGROUND

     The Partnership, which has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), is currently managed by three General Partners, consisting of two Individual General Partners and the Managing General Partner. The two Individual General Partners are Robert A. Elliott and Thomas E. White. The general partner of the Managing General Partner is Medical Venture Holdings, Inc. ("MVH"), a Delaware corporation affiliated with Opco. The limited partners of the Managing General Partner are Oppenheimer Holdings, Inc. ("Oppenheimer Holdings"), a Delaware corporation and the parent of Opco, MVP Holdings, Inc., a Delaware corporation unaffiliated with Opco, and BSW, Inc., a Delaware corporation in which Philippe
L. Sommer owns one-third of the outstanding equity. Mr. Sommer is the sole director, officer and stockholder of Alsacia.


     At December 31, 1996, the Partnership had: (i) made venture capital investments aggregating approximately $28.6 million, or approximately 95% of the original net proceeds of approximately $30 million and (ii) net assets of approximately $13 million. The term of the Partnership is scheduled to expire on December 31, 1997. The proposals to be considered by Limited Partners at the Meeting will not affect the expiration date of the Partnership's term.


THE INDIVIDUAL GENERAL PARTNERS

     The Individual General Partners provide overall guidance and supervision with respect to the operations of the Partnership and perform the various duties imposed on the general partners of business development companies by the 1940 Act. In addition to general fiduciary duties, the Individual General Partners, among other things, supervise the management arrangements of the Partnership, the custody arrangement with respect to portfolio securities, the selection of accountants, fidelity bonding and the activities of the Managing General Partner and Alsacia. As required by the 1940 Act, a majority of the General Partners must be individuals who are not "interested persons" of the Partnership, as defined in the 1940 Act. In 1987, the Securities and Exchange Commission (the "Commission") issued an order declaring that each of the Individual General Partners is not an "interested person" of the Partnership as defined in the 1940 Act solely by reason of his being a general partner of the Partnership.

THE MANAGING GENERAL PARTNER AND ALSACIA

     The Managing General Partner, subject to the supervision of the Individual General Partners, has exclusive power and authority to manage and control the Partnership's venture capital investments. Subject to the supervision of the Individual General Partners, the Managing General Partner is authorized to make all decisions regarding the Partnership's venture capital investment portfolio, including, among other things, authority to find, evaluate, structure, monitor and liquidate such investments and to provide, or arrange for the provision of, managerial assistance to the portfolio companies in which the Partnership invests. The Managing General Partner is further authorized to retain the services of a sub-manager to assist in the provision of the management and advisory services required to be provided by the Managing General Partner to the Partnership. Effective as of July 1, 1996, the Managing General Partner retained Alsacia to provide services to the Managing General Partner regarding the Partnership's venture capital investments.

MEETING AGENDA SUMMARY

     The items of business to be considered at the Meeting are the approval of the (i) New Management Agreement between the Managing General Partner and the Partnership and (ii) New Sub-Management Agreement between the Managing General Partner and Alsacia. These Agreements, if approved, will become effective upon consummation of the acquisition (the "Acquisition") contemplated by the Stock Acquisition Agreement dated as of July 22, 1997 (the "Stock Acquisition Agreement") by and among CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy") and Oppenheimer Group, Inc. ("Oppenheimer Group") and its subsidiary, Oppenheimer Equities, Inc. ("Oppenheimer Equities" and, collectively with Oppenheimer Group, "Oppenheimer"). Pursuant to the Stock Acquisition Agreement, CIBC Wood Gundy will acquire from Oppenheimer Equities all of the stock of Oppenheimer Holdings, whose wholly-owned subsidiary, MVH, is the general partner of the Managing General Partner. For further discussion of the Acquisition, see "Proposals 1 and 2 -- The Acquisition" below.

     Pursuant to the 1940 Act, consummation of the Acquisition will cause the automatic termination of the (i) existing management agreement dated as of July 1, 1996 (the "Existing Management Agreement") between the Managing General

Partner and the Partnership and (ii) existing sub-management agreement dated as of July 1, 1996 (the "Existing Sub-Management Agreement") between the Managing General Partner and Alsacia. Therefore, in order to ensure continuity in the management of the Partnership, Limited Partners are being asked to approve the New Management Agreement and the New Sub-Management Agreement.

     As discussed below under "Proposals 1 and 2 -- Basis for Recommendation by the Individual General Partners," the Individual General Partners, following their review of the New Management Agreement, the New Sub-Management Agreement and such other materials as they deemed appropriate, unanimously recommend that the New Management Agreement and New Sub-Management Agreement be approved by Limited Partners. The Individual General Partners believe that the New Management Agreement and New Sub-Management Agreement will assure continuity in management with no adverse impact on the Partnership.

                               PROPOSALS 1 AND 2

INTRODUCTION

     As required by the 1940 Act, each of the Existing Management Agreement and Existing Sub-Management Agreement provides for its automatic termination in the event of its "assignment" (as defined in the 1940 Act). As discussed below, consummation of the Acquisition will constitute an assignment of the Existing Management Agreement and Existing Sub-Management Agreement. Therefore, in anticipation of the Acquisition, the General Partners are proposing that Limited Partners approve the New Management Agreement and New Sub-Management Agreement. The terms and conditions of the New Management Agreement and New Sub-Management Agreement are substantially identical to those contained in the Existing Management Agreement and Existing Sub-Management Agreement, respectively. Descriptions of the New Management Agreement, including the services to be provided by the Managing General Partner thereunder, and New Sub-Management Agreement, including the services to be provided by Alsacia thereunder, are set forth below. The descriptions of the New Management Agreement and Sub-Management Agreement are qualified in their entirety by reference to the forms of the New Management Agreement and New Sub-Management Agreement attached hereto as Exhibit A and Annex I, respectively.

THE ACQUISITION

     On July 22, 1997, CIBC Wood Gundy and Oppenheimer entered into the Stock Acquisition Agreement, pursuant to which CIBC Wood Gundy will acquire all of the stock of Oppenheimer Holdings from Oppenheimer Equities. The aggregate purchase price is $350 million in cash (the "Purchase Price"), of which amount $75 million will be retained by CIBC Wood Gundy to discharge certain indemnification obligations of Oppenheimer Equities to CIBC Wood Gundy. In addition, the Purchase Price is subject to certain post-closing adjustments based on the change in shareholders' equity of Oppenheimer Holdings and its subsidiaries on a consolidated basis from April 30, 1997 until the closing of the Acquisition. In addition, a retention pool of up to $175 million will be paid out over a period of up to three years.

     The Acquisition is subject to various conditions being satisfied prior to closing, including, among other things, the receipt of the consents of Limited Partners hereunder and requisite regulatory approvals, including any approvals required by the Federal Reserve Board and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. If for any reason the Acquisition is not consummated, the Existing Management Agreement and Existing Sub-Management Agreement will remain in effect in accordance with their respective terms and conditions.

     Upon consummation of the Acquisition, MVH, the general partner of the Managing General Partner, will be an indirect, wholly-owned subsidiary of CIBC Wood Gundy. Therefore, consummation of the Acquisition will involve a change in control of the Managing General Partner, which will constitute an assignment under the 1940 Act of, and thus cause the automatic termination of, the Existing Management Agreement. In addition, since the Managing General Partner is a party to the Existing Sub-Management Agreement, the Acquisition will constitute an assignment under the 1940 Act of, and thus cause the automatic termination of, the Existing Sub-Management Agreement. CIBC Wood Gundy has advised the General Partners that it does not expect any changes, other than changes in the ordinary course of business, in the senior management team of the Managing General Partner, or in the manner in which the Managing General Partner renders services to the Partnership.

INFORMATION CONCERNING CIBC WOODY GUNDY

     CIBC Woody Gundy is the broker-dealer subsidiary of The Canadian Imperial Bank of Commerce, North America's seventh largest and Canada's second largest bank. CIBC Wood Gundy is a wholly-owned subsidiary of CIBC Wood Gundy

Holdings, Inc., which in turn is owned 98% by CIBC Wood Gundy Securities Inc., a Canadian investment dealer, and 2% by CIBC Wood Gundy Funding LLC. CIBC Wood Gundy Funding LLC is owned 50% by CIBC Wood Gundy Securities Inc. and 50% by Wood Gundy Mortgage Corp. CIBC Wood Gundy Securities Inc. is a wholly-owned subsidiary of The CIBC Wood Gundy Corporation, a Canadian firm owned by The Canadian Imperial Bank of Commerce. The principal business address of CIBC Wood Gundy, CIBC Wood Gundy Holdings, Inc. and CIBC Wood Gundy Funding LLC is 425 Lexington Avenue, New York, New York 10017. The principal business address of CIBC Wood Gundy Securities Inc., Wood Gundy Mortgage Corp. and The CIBC Wood Gundy Corporation is B.C.E. Place, P.O. Box 500, 161 Bay Street, Toronto, Ontario, Canada M5J 2S8. The principal business address of The Canadian Imperial Bank of Commerce is Commerce Court, Toronto, Ontario, Canada M5L 1A2.


DESCRIPTION OF THE PROPOSED ARRANGEMENTS WITH THE MANAGING GENERAL PARTNER AND ALSACIA

     At their meeting on August 11, 1997, the Individual General Partners approved the New Management Agreement, pursuant to which the Managing General Partner would continue to provide, or arrange for the provision of, management, administrative and investment advisory services to the Partnership. The New Management Agreement, subject to Limited Partner approval, would replace the Existing Management Agreement. The Existing Management Agreement was approved by the Individual General Partners and Limited Partners on April 3, 1996 and June 21, 1996, respectively. The New Management Agreement recognizes that the Managing General Partner will enter into the New Sub-Management Agreement, pursuant to which Alsacia will provide certain management services to the Managing General Partner with respect to the Partnership's venture capital investments. If the New Management Agreement and New Sub-Management Agreement are approved by Limited Partners at the Meeting, they will become effective upon consummation of the Acquisition and will remain in effect, unless earlier terminated, for an initial term of one year.

     INFORMATION CONCERNING THE MANAGING GENERAL PARTNER. The Managing General Partner is a Delaware limited partnership organized in January 1990. The Managing General Partner maintains its principal office at Oppenheimer Tower, World Financial Center, New York, New York 10281. The Managing General Partner was formed for the principal purpose of providing certain management, administrative and investment advisory services to the Partnership. The Managing General Partner has served as the managing general partner of the Partnership since June 27, 1990 and has engaged in no other activities. The Managing General Partner is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     The limited partners of the Managing General Partner are Oppenheimer Holdings, MVP Holdings, Inc. and BSW, Inc. Oppenheimer Holdings is a wholly-owned subsidiary of Oppenheimer Equities. Oppenheimer Equities is a wholly-owned subsidiary of Oppenheimer Financial Corp., which in turn is a wholly-owned subsidiary of Oppenheimer Group. Oppenheimer & Co., L.P. ("Opco LP") owns approximately 71% of the common stock of Oppenheimer Group. The general and limited partner interests in Opco LP are owned by officers and employees of Opco and its affiliates. MVP Holdings, Inc. and BSW, Inc. were the general partners of the managing general partner of each of the Partnership and WestMed Venture Partners 2, L.P. ("WVP 2"), a Delaware limited partnership affiliated with Opco which has elected to be treated as a business development company under the 1940 Act, from the dates of their respective organization until June 27, 1990.

     The general partner of the Managing General Partner is MVH. MVH is a wholly-owned sudsidiary of Oppenheimer Holdings, the parent of Opco. Opco, a member of the New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc. and all principal United States securities exchanges, is a diversified investment banking and securities firm, providing a broad range of services to individual, corporate and institutional clients. Opco is registered as a broker-dealer and investment adviser with the Commission, and also is registered as a broker-dealer in all of the states of the United States and with the Securities Association in the United Kingdom. Opco operates in the capacity of broker and dealer for its customers, as well as trader for its own account. The services provided by Opco and its subsidiaries, and the activities in which they are engaged, include investment banking, securities brokerage, securities research, customer financing, securities trading and arbitrage, corporate finance, real estate financing and investment advisory services. Opco's investment banking activities include an active engagement in the healthcare area. Opco provides public equity and debt financing to clients in the biotechnology, instrumentation and pharmaceutical products and services sectors in the healthcare field. Opco also provides private financing and merger, acquisition and divestiture assistance to healthcare companies. Opco's Healthcare Investment Banking Group is supported by Opco's securities research team which reports on public companies in the human healthcare sector.


     MVH is also the general partner of the managing general partner of WVP 2. At December 31, 1996, WVP 2 had: (i) made venture capital investments aggregating approximately $15.4 million, or approximately 89% of the original net proceeds of approximately $17.3 million and (ii) net assets of approximately $8.3 million. The compensation arrangements between WVP 2 and its managing general partner are identical in all material respects to those between the Partnership and the Managing General Partner. See " -- Compensation Payable to the Managing General Partner" below.


     The following table sets forth information at August 29, 1997 concerning the directors and officers of MVH that are principally involved with the operations of the Partnership. The address of each such person is Oppenheimer Tower, World Financial Center, New York, New York 10281.


                                                                         OFFICER OR
                                                                          DIRECTOR        PRINCIPAL OCCUPATION DURING PAST
                  NAME                     AGE           TITLE             SINCE                 FIVE YEARS OR MORE

Ann O. Fusco............................   43    Vice President          June 1996    Ms. Fusco has been Vice President of
                                                                                      Oppenheimer Properties, Inc. since July
                                                                                      1986. Ms. Fusco first commenced
                                                                                      employment with Opco in April 1984.

Stephen M. McGrath, Sr.*................   61    Vice President and      June 1990    Mr. McGrath has been Executive Vice
                                                   Director                           President of Opco and director of its
                                                                                      Investment Banking Group since July
                                                                                      1985. He also served as President of
                                                                                      Oppenheimer Strategic Investments, Inc.
                                                                                      between May 1983 and April 1985. Mr.
                                                                                      McGrath was Senior Vice President of
                                                                                      Planning and Development at
                                                                                      Warner-Lambert until 1985 and has been a
                                                                                      director of Alliance Pharmaceutical
                                                                                      Corp. since June 1989. He also serves as
                                                                                      an executive officer and director of
                                                                                      certain current and/or former affiliates
                                                                                      of Opco.

Gerald A. Rothstein*....................   55    Vice President          April 1996   Mr. Rothstein has been a Managing
                                                                                      Director of Opco since 1983. He is
                                                                                      primarily responsible for the creation
                                                                                      of Opco's International research
                                                                                      department and focuses upon the emerging
                                                                                      markets of Latin America and India. Mr.
                                                                                      Rothstein has served on Opco's
                                                                                      Management Committee since 1983 and is
                                                                                      also a member of Opco's Commitment and
                                                                                      Due Diligence Committees.

* Member of the Investment Committee. See " -- Terms of Proposed Contracts with the Managing General Partner and Alsacia -- New Sub-Management Agreement" below.

     CIBC Wood Gundy has advised the General Partners that it anticipates that the foregoing persons will continue with MVH in their present or similar capacities following the Acquisition.

     COMPENSATION PAYABLE TO THE MANAGING GENERAL PARTNER. The compensation payable to the Managing General Partner in connection with the operations of the Partnership is comprised of the following amounts:

     MANAGEMENT FEE. The Managing General Partner is entitled to a quarterly management fee computed at the annual rate of two percent (2%) of the lesser of
(i) the capital originally contributed to the Partnership by the partners (net of selling commissions and organizational expenses paid by the Partnership), reduced by capital distributed to partners, or (ii) the Partnership's net asset value. Further information concerning this fee is set forth below under " -- Terms of Proposed Contracts with the Managing General Partner and
Alsacia -- New Management Agreement -- Management Fee."

     VENTURE CAPITAL FEE. The Managing General Partner is entitled to a one-time fee (the "Venture Capital Fee") equal to five percent (5%) of the gross proceeds from the sale of Units. A pro rata portion of this fee becomes payable at the time of each venture capital investment based upon the percentage of the original net proceeds, available for investment, represented by such venture capital investment. For the fiscal years ended December 31, 1996, 1995 and 1994, the Venture Capital Fee incurred by the Partnership aggregated $12,000, $17,000 and $40,000, respectively.

     ANNUAL ALLOCATIONS. The profits and losses of the Partnership are determined and allocated as of the end of, and within 75 days after the end of, each fiscal year of the Partnership as follows:

     The Partnership's net income and net realized gains from all sources, including net income and gain, through the end of its most recent fiscal year is allocated first to the Limited Partners (and to the Managing General Partner to the extent of its capital contribution) until the partners have been allocated an amount, which when added to amounts previously allocated to them from all sources, equals a return of six percent (6%) per annum, simple interest, on their total capital contributions reduced by previous distributions made to the partners by the Partnership (the "Priority Return").

     Net income and net realized gains derived from venture capital investments and not allocated as part of the Priority Return is allocated to the Managing General Partner until together with all such income and gains previously allocated to the Managing General Partner (reduced by net realized losses of the Partnership from its venture capital investments allocated to the Managing General Partner, as described in the following paragraph) the Managing General Partner has been allocated on a cumulative basis since inception of the Partnership twenty percent (20%) of the Priority Return Excess (as defined below) as of the end of the Partnership's most recent fiscal year (the "Venture Capital Allocation"). The balance of such income and gain is allocated between the Limited Partners and the Managing General Partner pro rata based upon their respective capital contributions. The "Priority Return Excess" is equal at any one time to the excess of (i) the net income and net gains derived from venture capital investments realized by the Partnership on a cumulative basis since its inception through the last day of the period for which the calculation is made (reduced by net realized losses of the Partnership from its venture capital investments) over (ii) an amount equal to the Priority Return as of such date less the cumulative net income and gains of the Partnership through such date from non-venture capital investments.

     Net realized losses of the Partnership from its venture capital investments are allocated first to the Managing General Partner until the cumulative amount allocated to the Managing General Partner pursuant to the Venture Capital Allocation over the life of the Partnership has been reduced to an amount equal to twenty percent (20%) of the Priority Return Excess. Thereafter, such losses are allocated between the Limited Partners and the Managing General Partner pro rata in accordance with their respective capital contributions.

     Net income and net realized gains or net realized losses for the year from non-venture capital investments are allocated between the Limited Partners and the Managing General Partner pro rata in accordance with their respective capital contributions.


     For the fiscal years ended December 31, 1996 and 1995, the Managing General Partner was allocated $16,700 and $13,200, respectively, of the Partnership's net increase in net assets from operations. For the fiscal year ended December 31, 1994, the Managing General Partner was allocated $38,700 of the Partnership's net decrease in net assets from operations.


     DISTRIBUTIONS. Other than distributions of cash (to the extent available) to enable the Managing General Partner to discharge is estimated federal income tax liabilities, no distributions may be made to the Managing General Partner until the partners have received cash distributions equal to their respective Priority Returns. After distributions to the partners equal such amount, the Managing General Partner may be paid amounts allocated to it pursuant to the Venture Capital Allocation in any particular year. Such payment, however, may only be made to the extent that the cumulative amounts allocated to the Managing General Partner through the end of the Partnership's most recent fiscal year pursuant to the Venture Capital Allocation (reduced by previous payments) are in excess of twenty percent (20%) of the net unrealized losses (I.E., the excess of any unrealized losses over unrealized gain from all sources) of the Partnership for the most recent fiscal year.

     The Partnership did not make any cash distributions to the Managing General Partner during the fiscal years ended December 31, 1996, 1995 and 1994. On January 30, 1997, the Partnership made a cash distribution of $45,295 to the Managing General Partner.

     INFORMATION CONCERNING ALSACIA. Alsacia, a Delaware corporation, is wholly-owned by Mr. Sommer. Alsacia maintains its principal office at 170 East 87th Street, Suite E-12-F, New York, New York 10128. Alsacia was formed for the principal purpose of providing certain investment advisory services to the Managing General Partner and the managing general partner of WVP 2. Alsacia has served as sub-manager to the Managing General Partner and the managing general partner of WVP 2 since July 1, 1996 and has engaged in no other activities. The compensation arrangements between Alsacia and the managing general partner of WVP 2 are identical in all material respects to those between Alsacia and the Managing General Partner. See " -- Terms of Proposed Contracts with the Managing General Partner and Alsacia -- New Sub-Management Agreement" below. Alsacia is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     Mr. Sommer is the sole director, officer and stockholder of Alsacia. Mr. Sommer's address is c/o Alsacia, 170 East 87th Street, Suite E-12-F, New York, New York 10128. At August 29, 1997, Mr. Sommer was 45 years old. In addition to his positions with Alsacia, Mr. Sommer is a Managing Director of BSW, Inc. and a member of the Board of Directors of BSW, Inc. and two portfolio companies of WVP
2. Mr. Sommer has been involved in health care industry management for the past 18 years. From June 1990 until July 1996, Mr. Sommer served as an Executive Vice President and a Managing Director of MVH. Mr. Sommer was a Managing Director of MVP Holdings, Inc. from April 1987 to June 1990. From January 1982 to September 1986, Mr. Sommer was a Director of Business Development for Pfizer Hospital Products Group ("HPG") and in such capacity was responsible for directing HPG's merger and acquisition activities for medium to larger acquisitions, and for the financial evaluation and valuation of all of HPG's acquisition, venture and licensing projects.


TERMS OF PROPOSED CONTRACTS WITH THE MANAGING GENERAL PARTNER AND ALSACIA

     NEW MANAGEMENT AGREEMENT. Under the New Management Agreement, subject to the supervision of the Individual General Partners, the Managing General Partner would continue to perform, or arrange for the performance of, the administrative services necessary for the operation of the Partnership. The Managing General Partner has arranged for Palmeri Fund Administrators, Inc. ("PFA") to provide certain administrative services to the Partnership. PFA, which is compensated by the Managing General Partner, assists the Managing General Partner in the provision of, among other things, accounting, financial reporting and maintenance of the accounts and data files of the Limited Partners. The address of PFA is 700 Godwin Avenue, Suite 110, Midland Park, New Jersey 07432. The Managing General Partner would also, subject to the overall supervision of the Individual General Partners, continue to provide, or arrange for the provision of, management and investment advisory services in connection with the Partnership's venture capital investments and money market securities portfolio. Furthermore, the Managing General Partner would continue to provide the Partnership with office space, equipment and facilities and such other services as the Managing General Partner, subject to review by the Individual General Partners, from time to time determines to be necessary or useful to perform its obligations under the New Management Agreement.

     MANAGEMENT FEE. Pursuant to the New Management Agreement, the Partnership would pay the Managing General Partner a management fee, payable quarterly, calculated at the annual rate of two percent (2%) of the lesser of (i) the capital originally contributed to the Partnership by the partners (net of selling commissions and organizational expenses paid by the Partnership), reduced by capital distributed to partners, or (ii) the Partnership's net asset value. For purposes of calculating the management fee pursuant to clause (i) of the immediately preceding sentence, the phrase "capital distributed to partners" relates solely to distributions of capital originally contributed to the Partnership by its partners and not to distributions of capital allocated to partners as a function of the distribution of the profits and losses of the Partnership. To the extent not paid in cash when due, the management fee would accrue and interest thereon at the annual rate of ten percent (10%) would be assessed. THE FEE PAYABLE BY THE PARTNERSHIP TO THE MANAGING GENERAL PARTNER UNDER THE NEW MANAGEMENT AGREEMENT IS IDENTICAL TO THAT PAID BY THE PARTNERSHIP TO THE MANAGING GENERAL PARTNER UNDER THE EXISTING MANAGEMENT AGREEMENT. As described below, it is understood that the Managing General Partner proposes to enter into the New Sub-Management Agreement, pursuant to which the Managing General Partner would compensate Alsacia for certain management services out of, among other things, the compensation that the Managing General Partner receives under the New Management Agreement. For the fiscal years ended December 31, 1996, 1995 and 1994, the management fees payable by the Partnership to the Managing General Partner aggregated $315,000, $268,000 and $361,000, respectively.

     PAYMENT OF EXPENSES. The New Management Agreement obligates the Managing General Partner to continue to provide, or arrange for the provision of, management and investment advisory services, to furnish the Partnership with office space, equipment and facilities, and to pay the compensation of all General Partners who are affiliated persons of the Managing General Partner. The Managing General Partner would also continue to bear the administrative and service expenses associated with managing the Partnership's assets, including the expenses incurred in the management of the investments of the Partnership. As is the case under the Existing Management Agreement, the New Management Agreement generally provides for the payment by the Partnership of all other expenses incurred in the operation of the Partnership, including, among other things, expenses of portfolio transactions, valuation costs (including the quarterly calculation of net asset value), expenses of printing certain reports and other documents distributed to Limited Partners, Commission fees, interest, taxes, fees and actual out-of-pocket expenses of General Partners who are not affiliated persons of the Managing General Partner, fees for certain legal, auditing and consulting services, litigation expenses, costs of printing proxies and other expenses related to certain meetings of Limited Partners, and other expenses properly payable by the Partnership.

     NEW SUB-MANAGEMENT AGREEMENT. Under the New Sub-Management Agreement, subject to the supervision and control of the Managing General Partner and oversight of the Individual General Partners, Alsacia would continue to make recommendations regarding the Partnership's venture capital investments and, among other things, continue to assist the Managing

General Partner in finding, evaluating, structuring, monitoring and liquidating such investments. Alsacia would also continue to provide managerial assistance to the Partnership's portfolio companies as requested by the Managing General Partner. All recommendations made by Alsacia, including, without limitation, those relating to portfolio company acquisitions and dispositions, would continue to be subject to prior approval by the Managing General Partner's Investment Committee, which is comprised of two officers of MVH. The Managing General Partner would continue to have the sole authority to make decisions concerning the Partnership's venture capital investments. The Managing General Partner would also continue to have the sole authority for the management of the Partnership's short-term investments.

     For the services rendered under the New Sub-Management Agreement, the Managing General Partner would pay to Alsacia a fee (the "Sub-Manager Management Fee") equal to sixty-seven percent (67%) of the compensation (the "Managing General Partner Fee") received by the Managing General Partner under the New Management Agreement. Notwithstanding the foregoing, in no event would the aggregate amount of the Sub-Manager Management Fee and the fee payable to the Sub-Manager pursuant to its sub-management agreement (the "Other Agreement") with the managing general partner of WVP 2 on account of any calendar quarter be less than the lesser of (i) $37,500 or (ii) the aggregate amount of the Managing General Partner Fee and the management fee payable to the managing general partner of WVP 2 for such quarter. The Sub-Manager Management Fee would be paid to Alsacia quarterly within five days after the payment by the Partnership of the Managing General Partner Fee to the Managing General Partner. THE SUB-MANAGER MANAGEMENT FEE PAYABLE BY THE MANAGING GENERAL PARTNER TO ALSACIA UNDER THE NEW SUB-MANAGEMENT AGREEMENT IS IDENTICAL TO THAT PAID BY THE MANAGING GENERAL PARTNER TO ALSACIA UNDER THE EXISTING SUB-MANAGEMENT AGREEMENT.

     The Managing General Partner would also pay to Alsacia for services rendered under the New Sub-Management Agreement a fee (the "Sub-Manager Venture Capital Fee") equal to sixty-seven percent (67%) of the Venture Capital Fee received from time to time by the Managing General Partner. The Sub-Manager Venture Capital Fee would be paid to Alsacia within five days after the payment by the Partnership of the Venture Capital Fee to the Managing General Partner. THE SUB-MANAGER VENTURE CAPITAL FEE PAYABLE BY THE MANAGING GENERAL PARTNER TO ALSACIA FOR SERVICES RENDERED UNDER THE NEW SUB-MANAGEMENT AGREEMENT IS IDENTICAL TO THAT PAID BY THE MANAGING GENERAL PARTNER TO ALSACIA FOR SERVICES RENDERED UNDER THE EXISTING SUB-MANAGEMENT AGREEMENT. Further information concerning the Venture Capital Fee is set forth above under "Description of the Proposed Arrangements with the Managing General Partner and
Alsacia -- Compensation Payable to the Managing General Partner."

     DURATION AND TERMINATION OF THE NEW MANAGEMENT AGREEMENT AND NEW SUB-MANAGEMENT AGREEMENT. If approved by Limited Partners at the Meeting, each of the New Management Agreement and New Sub-Management Agreement would become effective upon consummation of the Acquisition for an initial term of one year. Each of the New Management Agreement and New Sub-Management Agreement would continue in effect from year to year thereafter, provided that continuance is approved at least annually by a 1940 Act Majority of Limited Partners or by the General Partners, and that it is also approved, in either event, by a vote of a majority of the Individual General Partners who are not "interested persons" (as such term is defined in the 1940 Act) of the Partnership, cast in person at a meeting called for the purpose of voting on the matter. The term provisions contained in each of the New Management Agreement and New Sub-Management Agreement will not affect the term of the Partnership which is scheduled to expire on December 31, 1997. The agreements are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the Individual General Partners or the vote of the holders of a majority of Units.

BASIS FOR RECOMMENDATION BY THE INDIVIDUAL GENERAL PARTNERS

     At a meeting held on August 11, 1997, the Individual General Partners approved the terms and conditions of each of the New Management Agreement and New Sub-Management Agreement and recommended that Limited Partners approve such agreements. In approving the New Management Agreement and New Sub-Management Agreement, the Individual General Partners reviewed, with the assistance of legal counsel, the provisions of the 1940 Act relating to the approval of such agreements and materials furnished by Opco and CIBC Wood Gundy. These materials included information regarding CIBC Wood Gundy and its personnel, operations and financial condition. Such information enabled the Individual General Partners to evaluate such factors as CIBC Wood Gundy's experience in providing various financial services to individuals and businesses, as well as its reputation, integrity and financial responsibility and stability. The Individual General Partners also reviewed, with the assistance of legal counsel, and discussed the terms and conditions of each of the New Management Agreement and New Sub-Management Agreement.

     The Individual General Partners gave primary consideration to three factors which led them to believe that the management arrangements contemplated by Proposals 1 and 2 are in the best interest of the Limited Partners and the Partnership. Set forth below is a discussion of such factors.

     CONTINUITY OF MANAGEMENT ARRANGEMENTS. The Individual General Partners considered the fact that the New Management Agreement and New Sub-Management Agreement would ensure continuity in the management services provided to the Partnership. The Individual General Partners concluded that the needs of the Partnership in connection with the expiration of its term on December 31, 1997 and subsequent dissolution would be best served through the provision of management services by entities which have familiarity with the Partnership's portfolio of venture capital investments. In reaching their conclusion, the Individual General Partners were advised by CIBC Wood Gundy that it anticipates maintaining the services currently provided by MVH to the Managing General Partner.

     EXPENSES PAYABLE BY THE PARTNERSHIP. The Individual General Partners considered the fact that there would be no change in the rate of fees charged to the Partnership for management, investment advisory and administrative services.

     COMBINED RESOURCES AND CAPABILITIES. The Individual General Partners considered that fact that, following the Acquisition, the Partnership would have access to the combined resources and capabilities of CIBC Wood Gundy, Opco and their respective affiliates.

THE GENERAL PARTNERS UNANIMOUSLY RECOMMEND THAT LIMITED PARTNERS VOTE TO APPROVE
         THE NEW MANAGEMENT AGREEMENT AND NEW SUB-MANAGEMENT AGREEMENT.

                             ADDITIONAL INFORMATION

     The expenses of the Meeting will be borne by CIBC Wood Gundy if the closing of the Acquisition occurs, and otherwise by Opco or its affiliates.


     Proxies may be solicited personally by officers and employees of Opco or its affiliates, or by telephone or telegraph, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed for such out-of-pocket expenses. In addition, the Partnership has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of the proxy vote. It is anticipated that D.F. King & Co., Inc. will be paid for such solicitation services in an amount not to exceed $4,500 plus reasonable out-of-pocket expenses. Therefore, expenses of the Meeting will include costs of (i) preparing, assembling and mailing material in connection with the solicitation;
(ii) soliciting proxies by officers or employees, personally or by telephone or telegraph; (iii) reimbursing brokerage houses, banks and other fiduciaries and
(iv) compensating the proxy solicitor.



     D.F. King & Co., Inc. may call Limited Partners to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Limited Partners' identities, to allow Limited Partners to authorize the voting of their Units in accordance with their instructions and to confirm that their instructions have been recorded properly. The Partnership has been advised by counsel that these procedures are consistent with the requirements of applicable law. A Limited Partner voting by telephone would be asked for his or her social security number or other identifying information and would be given an opportunity to authorize proxies to vote his or her Units in accordance with his or her instructions. To insure that the Limited Partners' instructions have been recorded correctly, he or she will receive a confirmation of such instruction in the mail. The confirmation is a replica of the proxy card but with marks indicating how the Limited Partner voted along with a special toll-free number which will be available in the event the Limited Partner wishes to change or revoke the vote. Although a Limited Partner's vote may be taken by telephone, each Limited Partner will receive a copy of this proxy statement and may vote by mail using the enclosed proxy card. If you have any questions or need assistance in voting, please contact D.F. King & Co., Inc. at their toll-free number, 1-800-949-2583.


     The Individual General Partners and the directors, officers and employees of MVH do not beneficially own any Units. Mr. Sommer beneficially owns less than one-tenth of one percent of the total Units outstanding.

     The Partnership is not required to hold annual meetings and the General Partners do not expect to call or to hold such meetings. Proposals which Limited Partners wish to present for possible inclusion in a proxy statement and form of proxy for consideration at the next meeting of Limited Partners, when and if such meeting is called, must be received by the Partnership at its principal executive offices in New York, New York within a reasonable time prior to the giving of notice of such meeting.

                                         By Order of the General Partners

                                         THOMAS E. WHITE
                                         A GENERAL PARTNER


Dated: August 29, 1997

                                                                       EXHIBIT A

                              MANAGEMENT AGREEMENT

     Management Agreement ("Agreement") made as of             , 1997 by and
between WESTMED VENTURE PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and WESTMED VENTURE MANAGEMENT, L.P., a Delaware limited partnership (the "Managing General Partner").

                                  WITNESSETH:

     WHEREAS, the Partnership is a limited partnership organized on February 5, 1987 under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership and is engaged in business as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Managing General Partner is the managing general partner of the Partnership and is engaged principally in rendering management, administrative and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

     WHEREAS, the Partnership desires to retain the Managing General Partner to render management, administrative and investment advisory services to the Partnership in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Managing General Partner is willing to provide management, administrative and investment advisory services to the Partnership on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Partnership and the Managing General Partner hereby agree as follows:

                                   ARTICLE I

                     DUTIES OF THE MANAGING GENERAL PARTNER

     The Partnership hereby employs the Managing General Partner to act as the managing general partner for the Partnership and to furnish, or arrange for the furnishing of, the management, administrative and investment advisory services described below, subject to the supervision of the individual general partners of the Partnership (the "Individual General Partners"), for the period and on the terms and conditions set forth in this Agreement. The Managing General Partner hereby accepts such employment and agrees during such period, at its own expense except as otherwise specifically provided in Article II(b) herein, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein.

     (A) GENERAL MANAGEMENT SERVICES. The Managing General Partner shall perform, or arrange for the performance of, the management and administrative services necessary for the operation of the Partnership. The Managing General Partner shall also perform, or arrange for the provision of, services related to administering limited partners' accounts and handling relations with limited partners. The Managing General Partner shall provide the Partnership with office space, equipment and facilities and such other services as the Managing General Partner, subject to review by the Individual General Partners, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Managing General Partner shall also, on behalf of the Partnership, conduct relations with custodians, depositories, transfer agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed by it to be necessary or desirable. The Managing General Partner shall make reports to the Individual General Partners of its performance of obligations hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Partnership as it shall determine to be desirable.

     (B) INVESTMENT ADVISORY SERVICES WITH RESPECT TO VENTURE CAPITAL INVESTMENTS. Pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 2, 1987, as amended from time to time (the "Partnership Agreement"), the Managing General Partner is responsible for providing, or arranging for the provision of, investment advisory services in connection with the Partnership's venture capital investments (the "Venture Capital Investments"). The Managing General Partner will provide, or will arrange for the provision of, management services pursuant to this Article I(b) subject always to any restrictions of the Partnership Agreement, the provisions of the Investment Company Act and the statements relating to the Partnership's investment objectives, investment policies and investment restrictions as the same are set forth in the reports filed by the Partnership under the Securities Exchange Act of 1934, as amended.

     (C) INVESTMENT ADVISORY SERVICES WITH RESPECT TO OTHER INVESTMENTS. The Managing General Partner shall provide, or arrange for the provision of, investment advisory services in connection with the money market securities or other non-venture capital investments held by the Partnership (the "Other Investments"). The Managing General Partner shall provide the Partnership with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Other Investments, and shall furnish continuously an investment program for the Other Investments and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets shall be held in the various money market securities or cash, subject always to any restrictions of the Partnership Agreement, the provisions of the Investment Company Act and the statements relating to the Partnership's investment objectives, investment policies and investment restrictions as the same are set forth in the reports filed by the Partnership under the Securities Exchange Act of 1934, as amended. The Managing General Partner shall also make determinations with respect to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Partnership's Other Investments shall be exercised. Should the Individual General Partners at any time, however, make any determinations with respect to a fixed investment policy and notify the Managing General Partner thereof in writing, the Managing General Partner shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Managing General Partner shall take, on behalf of the Partnership, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities with respect to the Other Investments for the Partnership's account with brokers or dealers selected by it, and to that end, the Managing General Partner is authorized as the agent of the Partnership to give instructions to the custodian of the Partnership as to deliveries of securities and payments of cash for the account of the Partnership. In connection with the selection of such brokers or dealers and the placing of such orders with respect to the Other Investments of the Partnership, the Managing General Partner is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Individual General Partners. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Managing General Partner may select brokers or dealers with which it or the Partnership is affiliated.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

     (A) THE MANAGING GENERAL PARTNER. The Managing General Partner assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the Partnership with office space, facilities, equipment and personnel necessary to carry out its obligations hereunder. The Managing General Partner will bear the administrative and service expenses associated with the management of the investments of the Partnership, which the Managing General Partner pursuant to the terms of this Agreement is obligated to provide. The Managing General Partner shall pay all compensation of general partners of the Partnership who are affiliated persons of the Managing General Partner.

     (B) THE PARTNERSHIP. The Partnership assumes and shall pay or cause to be paid all other expenses of the Partnership not expressly assumed by the Managing General Partner including, without limitation: expenses of portfolio transactions, valuation costs (including the quarterly calculation of net asset value), expenses of printing reports and other documents distributed to limited partners, Securities and Exchange Commission fees, interest, taxes, fees and actual out-of-pocket expenses of general partners of the Partnership who are not affiliated persons of the Managing General Partner, fees for legal, auditing and consulting services, litigation expenses, costs of printing proxies and other expenses related to meetings of limited partners, and other expenses properly payable by the Partnership.

                                  ARTICLE III

                  COMPENSATION OF THE MANAGING GENERAL PARTNER

     (A) MANAGEMENT FEE. For the services rendered, the facilities furnished and the expenses assumed by the Managing General Partner, the Partnership shall pay to the Managing General Partner compensation at the annual rate of two percent (2%) of the lesser of (i) an amount equal to the aggregate of the capital originally contributed to the Partnership by the partners (net of selling commissions and organizational expenses which were paid by the Partnership), reduced by distributions of such original capital to the partners, or (ii) the net asset value of the Partnership determined in the manner as set forth in the prospectus for the Partnership. Such fee is payable quarterly. If the Managing General Partner shall serve for less than the whole of any period specified in this Article, the compensation paid to the Managing General Partner shall be prorated. To the extent that the Partnership does not have cash or readily marketable securities in an amount sufficient to pay the management fee, the Partnership will accrue such fee as a liability and pay the accrued fee at such time as it has sufficient cash available to it. Interest on the amount of the accrued fee will be assessed at the annual rate of ten percent (10%).

     (B) EXPENSE LIMITATIONS. In the event the operating expenses of the Partnership, including amounts payable to the Managing General Partner pursuant to Article III(a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed any expense limitations applicable to the Partnership imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Managing General Partner shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Partnership in the amount of such excess; PROVIDED, HOWEVER to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, portfolio transaction costs and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Partnership. Whenever the expenses of the Partnership exceed a PRO RATA portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the quarterly payment of the fee due to the Managing General Partner. Should two or more such expense limitations be applicable as at the end of the last business day of the quarter, that expense limitation which results in the largest reduction in the Managing General Partner's fee shall be applicable.

                                   ARTICLE IV

                            SUB-MANAGEMENT AGREEMENT

     It is understood that the Managing General Partner may enter into a separate sub-management agreement, substantially in the form attached hereto as Annex I (the "Sub-Management Agreement"), with Alsacia Venture Management Inc., a Delaware corporation ("Alsacia"), pursuant to which Alsacia will render certain management services to the Managing General Partner in connection with the Managing General Partner's duties and obligations hereunder regarding Venture Capital Investments and receive from the Managing General Partner compensation for its services out of, among other things, the compensation received hereunder by the Managing General Partner pursuant to Article III.

                                   ARTICLE V

            LIMITATION OF LIABILITY OF THE MANAGING GENERAL PARTNER

     As more fully described in paragraph 5.7 of the Partnership Agreement, neither the Managing General Partner nor any of its Affiliates (as such term is defined in the Partnership Agreement) shall be liable, responsible or accountable in damages or otherwise for any loss or damage incurred by reason of any act or omission performed or omitted by the Managing General Partner or such Affiliate in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership and in a manner reasonably believed by it to be within the scope of authority granted to it by or pursuant to this Agreement, or by the law or by the Consent (as such term is defined in the Partnership Agreement) of the limited partners, provided that the Managing General Partner or such Affiliate was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions.

                                   ARTICLE VI

                   ACTIVITIES OF THE MANAGING GENERAL PARTNER

     The services of the Managing General Partner are not deemed to be exclusive, the Managing General Partner being free to render services to others. It is understood that general partners and limited partners of the Partnership are or may become interested in the Managing General Partner, as partners or employees thereof or as directors, officers, employees or shareholders of any partner of the Managing General Partner and that partners or employees of or directors, officers, employees or shareholders of any partner of the Managing General Partner are or may become interested in the Partnership as partners.

                                  ARTICLE VII

                   DURATION AND TERMINATION OF THIS CONTRACT

     This Agreement shall become effective as of the date first above written and shall remain in force for one year from the date hereof, and thereafter for successive one year periods, but only so long as each such continuance is specifically approved at least annually by (i) the Individual General Partners of the Partnership, or by the vote of a majority of the outstanding voting securities of the Partnership, and (ii) a majority of those General Partners who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Individual General Partners or by vote of a majority of the outstanding voting securities of the Partnership, or by the Managing General Partner, in each case on sixty days' written notice to the non-terminating party or parties to this Agreement. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VIII

                          AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved in accordance with the provisions of the Investment Company Act.

                                   ARTICLE IX

                          DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

                                   ARTICLE X

                                 GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         WESTMED VENTURE PARTNERS, L.P.

                                         By: WestMed Venture Management, L.P.
                                             General Partner

                                         By: Medical Venture Holdings, Inc.
                                             General Partner

                                         By:
                                           Stephen M. McGrath
                                           Vice President

                                         WESTMED VENTURE MANAGEMENT, L.P.

                                         By: Medical Venture Holdings, Inc.
                                               General Partner

                                         By:
                                           Stephen M. McGrath
                                           Vice President

                                                                         ANNEX I

                            SUB-MANAGEMENT AGREEMENT

     Sub-Management Agreement ("Agreement") made as of        , 1997 by and
between WestMed Venture Management, L.P., a Delaware limited partnership (the "Managing General Partner") and Alsacia Venture Management Inc., a Delaware corporation (the "Sub-Manager"). Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Partnership Agreement (as hereinafter defined).

                                  WITNESSETH:

     WHEREAS, WestMed Venture Partners, L.P., a Delaware limited partnership (the "Partnership"), is a limited partnership organized on February 5, 1987 under the Delaware Revised Uniform Limited Partnership Act pursuant to a Certificate of Limited Partnership and is engaged in business as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Managing General Partner is the managing general partner of the Partnership and is responsible for providing, or for arranging for the provision of, certain management services to the Partnership under an Amended and Restated Agreement of Limited Partnership of the Partnership dated as of July 2, 1987, as amended from time to time (the "Partnership Agreement");

     WHEREAS, the Managing General Partner has entered into a Management
Agreement dated as of        , 1997 (the "Management Agreement") with the
Partnership pursuant to which the Managing General Partner provides management services to the Partnership;

     WHEREAS, the Sub-Manager has been formed to engage principally in rendering management services in the venture capital area and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

     WHEREAS, the Managing General Partner desires to retain the Sub-Manager to render certain management services to the Managing General Partner in connection with the Managing General Partner's duties and obligations under the Management Agreement regarding venture capital investments in the manner and on the terms hereinafter set forth;


     WHEREAS, in connection with the retention of the Sub-Manager by the Managing General Partner to render the aforesaid management services, the Managing General Partner will maintain its existing venture capital investment committee (the "Investment Committee"); and


     WHEREAS, the Sub-Manager is willing to provide such management services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Managing General Partner and the Sub-Manager hereby agree as follows:

                                   ARTICLE I

                           DUTIES OF THE SUB-MANAGER

     (A) GENERAL. The Managing General Partner hereby engages the Sub-Manager to furnish the management services described below, subject to the supervision and control of the Managing General Partner and oversight of the Individual General Partners, for the period and on the terms and conditions set forth in this Agreement. The Sub-Manager hereby accepts such engagement and agrees during such period, at its own expense, except as provided in Article II of the Management Agreement, to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-Manager will deliver to the Managing General Partner sufficient activity reports and other information to enable the Managing General Partner and the Individual General Partners to assess the adequacy of the management services provided by the Sub-Manager. The Sub-Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Individual General Partners, the Managing General Partner or the Partnership in any way or otherwise be deemed an agent of the Individual General Partners, the Managing General Partner or the Partnership.

     (B) MANAGEMENT SERVICES WITH RESPECT TO VENTURE CAPITAL INVESTMENTS. Subject to the supervision and control of the Managing General Partner and oversight of the Individual General Partners, the Sub-Manager will provide management services in connection with the Partnership's venture capital investments (such investments, which consist of all investments other than "Other Investments" as defined in the Management Agreement, being referred to herein as the "Venture Capital Investments"). In providing such services, the Sub-Manager shall make recommendations regarding Venture Capital Investments and, among other things, assist the Managing General Partner in finding, evaluating, structuring, monitoring and liquidating such investments. The Sub-Manager shall also provide managerial assistance to Venture Capital Investments as requested by the Managing General Partner. The Sub-Manager shall have no authority to implement any recommendation regarding Venture Capital Investments, including, without limitation, those relating to the acquisition or disposition thereof, unless such recommendation shall have been approved by the Investment Committee. The Managing General Partner shall at all times have the sole authority to make decisions concerning Venture Capital Investments. In addition to the foregoing restrictions on its authority, the Sub-Manager will provide management services pursuant to this Agreement subject always to any restrictions of the Partnership Agreement, the provisions of the Investment Company Act and the statements relating to the Partnership's investment objectives, investment policies and investment restrictions as the same are set forth in the reports filed by the Partnership under the Securities Exchange Act of 1934, as amended.

     It is understood that the Managing General Partner performs, or arranges for the provision of, certain administrative services to the Partnership. The Sub-Manager shall use its best efforts to deliver to the Managing General Partner, on a timely basis, all information necessary to enable the Managing General Partner to provide, or arrange for the provision of, such administrative services on a timely and efficient basis.

                                   ARTICLE II
                       ALLOCATION OF CHARGES AND EXPENSES

     The Sub-Manager assumes and shall pay for maintaining the staff, personnel, office space, equipment and facilities and statistical and research services necessary to perform, and assumes and shall pay all travel and entertainment expenses incurred in connection with the performance of, its obligations under this Agreement. The Sub-Manager shall not be required to incur any fees or expenses relating to the retention of consultants and related persons for the purpose of evaluating products or technology (including, without limitation, patents and patentability issues) of any portfolio company or prospective portfolio company of the Partnership. All such consulting fees and expenses shall be payable by the Partnership or the Managing General Partner in a manner consistent with prior practice.

                                  ARTICLE III
                        COMPENSATION OF THE SUB-MANAGER

     (A) SUB-MANAGER MANAGEMENT FEE. For the services rendered under this Agreement, the Managing General Partner shall pay to the Sub-Manager a fee (the "Sub-Manager Management Fee") equal to 67% of the compensation (the "WVM 1 Fee") received by the Managing General Partner pursuant to Article III of the Management Agreement. Notwithstanding the foregoing, in no event shall the aggregate amount of the Sub-Manager Management Fee and the fee payable to the Sub-Manager pursuant to Article III(a) of that certain sub-management agreement of even date herewith (the "Other Agreement") by and between WestMed Venture Management 2, L.P. and the Sub-Manager on account of any calendar quarter be less than the lesser of (i) $37,500 or (ii) the aggregate amount of the (A) WVM 1 Fee payable for such quarter and (B) WVM 2 Fee (as such term is defined in the Other Agreement) payable for such quarter. The Sub-Manager Management Fee is payable quarterly to the Sub-Manager within five days after the payment by the Partnership of the WVM 1 Fee to the Managing General Partner. If the Sub-Manager shall serve for less than the whole of any period specified in this Article, the Sub-Manager Management Fee shall be prorated.

     (B) SUB-MANAGER VENTURE CAPITAL FEE. For the services rendered under this Agreement, the Managing General Partner, in addition to the Sub-Manager Management Fee, shall pay to the Sub-Manager a fee (the "Sub-Manager Venture Capital Fee") equal to 67% of the compensation (the "Venture Capital Fee") received by the Managing General Partner pursuant to paragraph 5.6.1 of the Partnership Agreement. The Sub-Manager Venture Capital Fee is payable to the Sub-Manager within five days after the payment by the Partnership of the Venture Capital Fee to the Managing General Partner.

                                   ARTICLE IV
                  LIMITATION OF LIABILITY OF THE SUB-MANAGER;
                       INDEMNIFICATION OF THE SUB-MANAGER

     (A) LIMITATION OF LIABILITY. The Sub-Manager shall not be liable, responsible or accountable in damages or otherwise for any loss or damage incurred by reason of any act or omission performed or omitted by the Sub-Manager in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership and in a manner reasonably believed by it to be within the scope of authority granted to it by this Agreement or by the law or by the Consent of the Limited Partners, provided that the Sub-Manager was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions. As used in this Article IV, the term "Sub-Manager" shall include the Sub-Manager and directors, officers and employees of the Sub-Manager.

     (B) INDEMNIFICATION OF THE SUB-MANAGER BY THE PARTNERSHIP. The Partnership, out of its assets, and not out of the assets of the General Partners, shall to the fullest extent permitted by applicable law indemnify and hold harmless the Sub-Manager in the event that the Sub-Manager was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any acts or omissions or alleged acts or omissions arising out of the Sub-Manager's activities as the Sub-Manager, if such activities were performed in good faith on behalf of the General Partners and in furtherance of the interests of the Partnership, and in a manner reasonably believed by the Sub-Manager to be within the scope of the authority conferred by this Agreement or by law or by the Consent of the Limited Partners, against losses, damages or expenses for which the Sub-Manager has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Sub-Manager in connection with such action, suit or proceeding, so long as the Sub-Manager was not guilty of negligence, misconduct or any other breach of fiduciary duty with respect to such acts or omissions and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful, and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership assets and no Limited Partner shall have any personal liability on account thereof. Notwithstanding the foregoing, absent a court determination that the Sub-Manager was not liable on the merits or guilty of disabling conduct within the meaning of Section 17(h) of the Investment Company Act, the decision by the Partnership to indemnify the Sub-Manager must be based upon the reasonable determination of independent counsel or non-party Independent General Partners, after review of the facts, that such disabling conduct did not occur. Expenses incurred in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described above shall be paid by the Partnership from time to time in advance prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Sub-Manager that such amount will be paid over by it to the Partnership if it is ultimately determined that the Sub-Manager is not entitled to indemnification under this Article IV(b); PROVIDED, HOWEVER, that (i) the Sub-Manager provides appropriate security for such undertaking, (ii) the Sub-Manager is insured against losses arising out of any such advance payments, or (iii) either a majority of the General Partners who are neither interested persons of the Partnership nor parties to the matter, or independent legal counsel in a written opinion, determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Sub-Manager will be found entitled to indemnification under this Article IV(b).

                                   ARTICLE V
                         ACTIVITIES OF THE SUB-MANAGER

     The services of the Sub-Manager are not to be deemed to be exclusive, the Sub-Manager and its directors, officers and employees each being free to render services to others (including, without limitation, to one or more portfolio companies of the Partnership) subject to the limitations contained in Article I(a) hereof. Notwithstanding the foregoing, the Sub-Manager shall not provide services to any portfolio company of the Partnership unless the Sub-Manager's arrangements with such portfolio company are on terms and conditions satisfactory to the Managing General Partner, in its sole and absolute discretion, so as to ensure that, among other things, (i) the compensation payable by such portfolio company to the Sub-Manager is for services separate and apart from those provided by the Sub-Manager hereunder and (ii) such portfolio company understands and agrees that the Sub-Manager in providing such services is acting independently and not as an agent for the Partnership or the Managing General Partner). The parties hereto hereby acknowledge that an individual serving as an officer and director of one of the limited partners of the Managing General Partner is interested in the Sub-Manager as a director, officer, employee and shareholder.

                                   ARTICLE VI
                   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall become effective as of the date first above written and shall remain in force for one year from the date hereof, and thereafter for successive one year periods, but only so long as each such continuance is specifically approved at least annually by (i) the Individual General Partners of the Partnership, or by the vote of a majority of the outstanding voting securities of the Partnership, and (ii) a majority of those General Partners who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Individual General Partners or by vote of a majority of the outstanding voting securities of the Partnership, or by the Sub-Manager, in each case on sixty days' written notice to non-terminating parties to this Agreement. This Agreement shall automatically terminate in the event of its assignment.

                                  ARTICLE VII
                          AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved in accordance with the provisions of the Investment Company Act.

                                  ARTICLE VIII
                          DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

                                   ARTICLE IX
                                 GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         WESTMED VENTURE MANAGEMENT, L.P.

                                         By: Medical Venture Holdings, Inc.
                                            General Partner

                                         By:
                                           Name: Stephen M. McGrath
                                           Title: Vice President

                                         ALSACIA VENTURE MANAGEMENT INC.

                                         By:
                                           Name: Philippe L. Sommer
                                           Title: President

The Partnership hereby agrees to be
bound by all of the terms and
conditions relating to and obligations
imposed upon the Partnership under
Articles II and IV of this Agreement as
if the Partnership were a named party
hereto.

WESTMED VENTURE PARTNERS, L.P.

By: WestMed Venture Management, L.P.
     Managing General Partner

By: Medical Venture Holdings, Inc.
     General Partner

By:
    Name: Stephen M. McGrath
    Title: Vice President

*******************************************************************************


                         WESTMED VENTURE PARTNERS, L.P.

           SPECIAL MEETING OF LIMITED PARTNERS -- SEPTEMBER 30, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS


    The undersigned hereby appoints Thomas E. White, Robert A. Blum, Philippe L. Sommer and Daniel A. Etna, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Special Meeting of Limited Partners of WestMed Venture Partners, L.P. to be held at Oppenheimer Tower, 200 Liberty Street, One World Financial Center, New York, New York on the 40th Floor on Tuesday, September 30, 1997, at 1:00 p.m., New York time, and at any adjournments thereof, upon the
matters set forth in the Notice of Meeting and Proxy Statement dated August   ,
1997, and upon all other matters properly coming before said Meeting.



    Please indicate your vote by an "X" in the appropriate boxes below. This proxy, if properly executed, will be voted in the manner directed by the Limited Partner. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND
2. Please refer to the Proxy Statement for a discussion of the Proposals.


HAS YOUR ADDRESS CHANGED?

         THE GENERAL PARTNERS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.

     1. THE APPROVAL OF A NEW MANAGEMENT AGREEMENT BETWEEN WESTMED VENTURE MANAGEMENT, L.P. AND WESTMED VENTURE PARTNERS, L.P.

        [ ] FOR                 [ ] AGAINST                 [ ]  ABSTAIN

                    (Continued, and to be signed and dated, on the reverse side)

    2. THE APPROVAL OF A NEW SUB-MANAGEMENT AGREEMENT BETWEEN WESTMED VENTURE MANAGEMENT, L.P. AND ALSACIA VENTURE MANAGEMENT INC.

       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

       I WILL ATTEND THE MEETING. [ ]         CHANGE OF ADDRESS MARK HERE [ ]


                                          Note: Please sign exactly as name
                                          appears on this Proxy. Joint owners
                                          should each sign personally. When
                                          signing as attorney, executor,
                                          administrator, trustee, guardian or
                                          corporate officer, please give your
                                          full title.
                                          Signature
                                          Signature

                                          Date:                           , 1997

                                          VOTES MUST BE INDICATED (X) IN BLACK
                                          OR BLUE INK.  [x]

  PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.